RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2002-QS7 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS7
     $ 275,509                       0.00%          CLASS A-P CERTIFICATES
 -------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 25, 2002
                                       to
                         Prospectus dated March 22, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 25, 2002.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                                 NUMBER OF                    PERCENT OF     AVERAGE       WEIGHTED
                                                 MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL    AVERAGE LTV
CREDIT SCORE RANGE                                 LOANS        BALANCE         LOANS        BALANCE        RATIO
------------------                               ---------    -----------     --------      ---------    ----------
499 or less...............................              18    $ 1,962,793         2.43%     $ 109,044         84.78%
500 - 519.................................              13      1,199,260         1.49         92,251         80.29
520 - 539.................................              25      2,677,454         3.32        107,098         82.18
540 - 559.................................              13      2,534,767         3.14        194,982         80.93
560 - 579.................................              16      1,695,839         2.10        105,990         82.07
580 - 599.................................              24      2,589,819         3.21        107,909         78.76
600 - 619.................................              24      2,965,561         3.68        123,565         79.93
620 - 639.................................              28      4,186,297         5.19        149,511         79.56
640 - 659.................................              36      4,204,530         5.21        116,792         77.30
660 - 679.................................              46      5,245,803         6.50        114,039         74.57
680 - 699.................................              57      5,830,058         7.23        102,282         81.28
700 - 719.................................              82     11,666,925        14.46        142,280         76.88
720 - 739.................................              60      5,608,450         6.95         93,474         74.55
740 - 759.................................              63      8,092,154        10.03        128,447         78.33
760 - 779.................................              65      7,022,777         8.71        108,043         75.46
780 - 799.................................              75      8,577,451        10.63        114,366         71.87
800 or greater............................              47      4,227,093         5.24         89,938         73.87
                                                 ---------    -----------     --------      ---------     ---------
Subtotal with Credit Score................             692    $80,287,030        99.53%     $ 116,022         77.21%
Not Available.............................               6        382,008         0.47         63,668         72.16
                                                 ---------    -----------     --------      ---------     ---------
Total, Average or Weighted Average........             698    $80,669,037       100.00%     $ 115,572         77.18%
                                                 =========    ===========     ========

         The minimum and maximum credit scores of the mortgage loans were 434 and 823, respectively, and the weighted average credit score of the mortgage loans was 692.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                         MORTGAGE     PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
OCCUPANCY                                 LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
---------                              -----------   -----------   -----------    -----------   -----------   -----------
Primary Residence ..................           385   $53,722,730         66.60%   $   139,540           680         77.19%
Second/Vacation ....................            10     1,591,097          1.97        159,110           703         74.50
Non-Owner Occupied .................           303    25,355,210         31.43         83,681           717         77.34
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692         77.18%
                                       ===========   ===========   ===========

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT        AVERAGE
LOAN PURPOSE                              LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------                           -----------   -----------   -----------    -----------   -----------   -----------
Purchase ...........................           255   $25,958,078         32.18%   $   101,796           702         83.84%
Rate/Term Refinance ................           196    23,209,281         28.77        118,415           696         73.63
Equity Refinance ...................           247    31,501,679         39.05        127,537           682         74.32
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692         77.18%
                                       ===========   ===========   ===========


                            MORTGAGED PROPERTY TYPES

                                                                                                 WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT        AVERAGE
PROPERTY TYPE                             LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
-------------                          -----------   -----------   -----------    -----------   -----------   -----------
Single-family detached .............           460   $51,044,695         63.28%   $   110,967           689         76.50%
Two-to-four family units ...........           105    12,047,560         14.93        114,739           712         77.41
Planned Unit Developments (detached)            69    11,925,215         14.78        172,829           687         79.63
Condo Low-Rise (less than 5 stories)            47     3,630,563          4.50         77,246           706         80.43
Condo High-Rise (9 stories or more)              3       958,386          1.19        319,462           653         61.23
Planned Unit Developments (attached)             3       386,684          0.48        128,895           722         84.29
Manufactured Home ..................             5       331,368          0.41         66,274           586         79.18
Townhouse ..........................             4       246,878          0.31         61,720           625         93.15
Condo Mid-Rise (5 to 8 stories) ....             2        97,689          0.12         48,844           722         69.42
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692         77.18%
                                       ===========   ===========   ===========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                 WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT        AVERAGE
STATE                                    LOANS         BALANCE        LOANS         BALANCE        SCORE        LTV RATIO
-----                                  -----------   -----------   -----------    -----------   -----------    -----------
Alaska .............................             2   $   280,564                         0.35%$1        711          77.07%
Alabama ............................            12     1,506,490          1.87        125,541           657          83.83
Arkansas ...........................             4       387,821          0.48         96,955           658          84.45
Arizona ............................            20     2,268,519          2.81        113,426           683          78.25
California .........................            59    10,345,597         12.82        175,349           730          69.20
Colorado ...........................            25     2,938,738          3.64        117,550           706          73.11
Connecticut ........................             4       444,313          0.55        111,078           729          78.10
District of Columbia ...............             3       262,005          0.32         87,335           737          80.91
Delaware ...........................             1       109,303          0.14        109,303           697          78.00
Florida ............................            61     6,053,032          7.50         99,230           676          79.89
Georgia ............................            38     4,035,814          5.00        106,206           698          80.17
Iowa ...............................             3       244,167          0.30         81,389           632          91.66
Idaho ..............................             7       908,095          1.13        129,728           726          82.90
Illinois ...........................            16     1,208,494          1.50         75,531           682          85.43
Indiana ............................            35     2,523,605          3.13         72,103           673          83.88
Kansas .............................            10       782,283          0.97         78,228           703          80.20
Kentucky ...........................             6       381,697          0.47         63,616           673          79.58
Louisiana ..........................            10       641,030          0.79         64,103           692          78.96
Massachusetts ......................             8     1,692,142          2.10        211,518           704          65.53
Maryland ...........................             8     1,228,628          1.52        153,578           720          70.61
Michigan ...........................            23     2,034,428          2.52         88,453           660          79.10
Minnesota ..........................             4       348,318          0.43         87,080           704          66.84
Missouri ...........................            10       831,558          1.03         83,156           584          76.77
Mississippi ........................             9       749,068          0.93         83,230           617          80.40
Montana ............................             1        65,523          0.08         65,523           594          80.00
North Carolina .....................            18     1,644,376          2.04         91,354           726          83.22
Nebraska ...........................             1       156,709          0.19        156,709           726          79.00
New Hampshire ......................             3       386,492          0.48        128,831           602          78.19
New Jersey .........................            10     1,332,182          1.65        133,218           732          72.92
New Mexico .........................             9       755,623          0.94         83,958           660          78.60
Nevada .............................             5       785,138          0.97        157,028           717          80.78
New York ...........................            19     3,453,240          4.28        181,749           661          74.65
Ohio ...............................            21     1,632,930          2.02         77,759           697          79.82
Oklahoma ...........................             6       472,846          0.59         78,808           739          84.77
Oregon .............................            22     2,784,983          3.45        126,590           703          76.70
Pennsylvania .......................            16     1,132,221          1.40         70,764           699          83.65
South Carolina .....................            12     1,120,550          1.39         93,379           728          85.55
Tennessee ..........................            11     1,560,151          1.93        141,832           694          75.80
Texas ..............................            98    12,012,238         14.89        122,574           669          77.98
Utah ...............................            22     2,244,033          2.78        102,001           718          75.87
Virginia ...........................            21     3,902,011          4.84        185,810           703          77.42
Vermont ............................             2       241,295          0.30        120,648           671          81.94
Washington .........................            20     2,495,881          3.09        124,794           704          78.72
Wisconsin ..........................             2       142,195          0.18         71,097           695          83.85
Wyoming ............................             1       142,711          0.18        142,711           535          78.00
                                       -----------   -----------   -----------    -----------   -----------    -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692          77.18%
                                       ===========   ===========   ===========

         No more than 1.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Utah and no more than 1.2% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Utah.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE       AVERAGE       WEIGHTED
                                        MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT        AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
------------------                     -----------   -----------   -----------    -----------   -----------   -----------
Full Documentation .................           434   $44,268,552         54.88%   $   102,001           695         79.49%
Reduced Documentation ..............           264    36,400,485         45.12        137,881           689         74.38
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692         77.18%
                                       ===========   ===========   ===========

         No more than 19.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 2.9% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT        AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
-----------------                      -----------   -----------   -----------    -----------   -----------   -----------
6.500 - 6.624 ......................             2   $   414,477          0.51%   $   207,238           775         72.12%
6.625 - 6.749 ......................             8     1,201,220          1.49        150,152           713         62.36
6.750 - 6.874 ......................             8     1,662,778          2.06        207,847           711         80.11
6.875 - 6.999 ......................            25     3,420,352          4.24        136,814           705         69.44
7.000 - 7.124 ......................            42     6,629,825          8.22        157,853           708         74.14
7.125 - 7.249 ......................            61     8,526,309         10.57        139,776           715         70.34
7.250 - 7.374 ......................            88    11,065,608         13.72        125,746           697         76.86
7.375 - 7.499 ......................            90    10,830,814         13.43        120,342           706         73.95
7.500 - 7.624 ......................           112    13,331,111         16.53        119,028           700         81.03
7.625 - 7.749 ......................            51     5,988,634          7.42        117,424           639         79.86
7.750 - 7.874 ......................            57     5,578,111          6.91         97,862           667         80.78
7.875 - 7.999 ......................            57     4,965,599          6.16         87,116           685         81.92
8.000 - 8.124 ......................            31     2,378,674          2.95         76,731           680         83.34
8.125 - 8.249 ......................            28     2,068,011          2.56         73,858           653         84.68
8.250 - 8.374 ......................            21     1,251,398          1.55         59,590           648         88.11
8.375 - 8.499 ......................             9       565,006          0.70         62,778           615         82.98
8.500 - 8.624 ......................             7       646,348          0.80         92,335           632         75.29
8.625 - 8.749 ......................             1       144,765          0.18        144,765           700         90.00
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692         77.18%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 7.4163% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                  PERCENT OF       AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE       PRINCIPAL      CREDIT        AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
---------------------                  -----------   -----------   -----------    -----------   -----------   -----------
6.220 ..............................             2   $   414,477          0.51%   $   207,238           775         72.12%
6.345 ..............................             8     1,201,220          1.49        150,152           713         62.36
6.470 ..............................             8     1,662,778          2.06        207,847           711         80.11
6.595 ..............................            25     3,420,352          4.24        136,814           705         69.44
6.720 ..............................            42     6,629,825          8.22        157,853           708         74.14
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .            85   $13,328,650         16.52%   $   156,808           710         72.56%
                                       ===========   ===========   ===========

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.112734820%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                 WEIGHTED
                                        NUMBER OF                   PERCENT OF      AVERAGE       AVERAGE      WEIGHTED
                                        MORTGAGE      PRINCIPAL      MORTGAGE      PRINCIPAL      CREDIT        AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS         BALANCE        SCORE       LTV RATIO
----------------------------------     -----------   -----------   -----------    -----------   -----------   -----------
100,000 or less ....................           369   $23,713,155         29.40%   $    64,263           703         77.99%
100,001 to 200,000 .................           252    32,877,043         40.76        130,464           688         78.09
200,001 to 300,000 .................            43    10,077,835         12.49        234,368           689         77.93
300,001 to 400,000 .................            21     7,307,231          9.06        347,963           688         71.92
400,001 to 500,000 .................             7     3,020,538          3.74        431,505           671         79.29
500,001 to 600,000 .................             3     1,613,308          2.00        537,769           646         74.93
600,001 to 700,000 .................             1       611,512          0.76        611,512           799         75.00
700,001 to 800,000 .................             2     1,448,415          1.80        724,207           711         63.95
                                       -----------   -----------   -----------    -----------   -----------   -----------
Total, Average or Weighted Average .           698   $80,669,037        100.00%   $   115,572           692         77.18%
                                       ===========   ===========   ===========

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                           WEIGHTED
                                         NUMBER OF                      PERCENT OF         AVERAGE         AVERAGE
                                          MORTGAGE      PRINCIPAL        MORTGAGE         PRINCIPAL        CREDIT
ORIGINAL LTV RATIO (%)                     LOANS          BALANCE          LOANS           BALANCE          SCORE
---------------------                  -------------   -------------   -------------    -------------   -------------
00.01-50.00 ........................              36   $   4,109,815            5.09%   $     114,162             734
50.01-55.00 ........................              10         977,847            1.21           97,785             708
55.01-60.00 ........................              22       2,571,831            3.19          116,901             729
60.01-65.00 ........................              30       5,073,272            6.29          169,109             699
65.01-70.00 ........................              50       6,134,442            7.60          122,689             690
70.01-75.00 ........................              93      10,965,109           13.59          117,904             726
75.01-80.00 ........................             243      29,099,863           36.07          119,753             689
80.01-85.00 ........................              31       3,330,911            4.13          107,449             697
85.01-90.00 ........................             126      11,957,897           14.82           94,904             661
90.01-95.00 ........................              43       4,823,057            5.98          112,164             638
95.01-100.00 .......................              14       1,624,995            2.01          116,071             723
                                       -------------   -------------   -------------    -------------   -------------
Total, Average or Weighted Average .             698   $  80,669,037          100.00%   $     115,572             692
                                       =============   =============   =============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.18%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                CLASS A-P CERTIFICATES
                                      -----------------------------------------
                                        0%       6%      18%      24%      30%
DISTRIBUTION DATE                     -----    -----    -----    -----    -----
April 2005 ........................     100%     100%     100%     100%     100%
April 2006 ........................      99       93       81       75       69
April 2007 ........................      97       86       65       56       48
April 2008 ........................      96       79       53       42       33
April 2009 ........................      94       73       42       31       23
April 2010 ........................      92       68       34       23       15
April 2011 ........................      90       62       27       17       11
April 2012 ........................      88       57       22       13        7
April 2013 ........................      86       52       18       10        5
April 2014 ........................      83       48       14        7        3
April 2015 ........................      81       44       11        5        2
April 2016 ........................      78       40        9        4        2
April 2017 ........................      75       36        7        3        1
April 2018 ........................      72       32        5        2        1
April 2019 ........................      69       29        4        1        *
April 2020 ........................      65       26        3        1        *
April 2021 ........................      61       23        3        1        *
April 2022 ........................      57       20        2        1        *
April 2023 ........................      52       17        1        *        *
April 2024 ........................      48       15        1        *        *
April 2025 ........................      43       12        1        *        *
April 2026 ........................      37       10        1        *        *
April 2027 ........................      31        8        *        *        *
April 2028 ........................      25        6        *        *        *
April 2029 ........................      18        4        *        *        *
April 2030 ........................      11        2        *        *        *
April 2031 ........................       3        1        *        *        *
April 2032 ........................       0        0        0        0        0
Weighted Average Life in Years** (to M 17.0ty)   9.9      4.6      3.4      2.7

-----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS


                                                DISCOUNT MORTGAGE        NON-DISCOUNT
          ASSUMED PURCHASE PRICE                      LOANS             MORTGAGE LOANS
------------------------------------------   ----------------------    ----------------
Aggregate principal balance ..............   $        13,545,726.25    $  68,280,698.43
Weighted average mortgage rate ...........             6.8886909687%             7.5205%
Weighted average servicing fee rate ......             0.2800000000%             0.3300%
Weighted average original term to maturity
(months) .................................                      359                 359
Weighted average remaining term
to maturity (months) .....................                      317                 318

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only, Variable Strip and Fixed Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE         0%        6%        18%       24%       30%
------------------------------     ----      ----      ----      ----      ----
$194,787 .....................      2.3%      4.3%     10.0%     13.5%     17.3%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039

Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%


                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963

Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                  THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231

Foreclosures Pending .            80         12,263            113         19,378            198         34,074
----------------------   -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
======================   ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%


                              AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                           --------------------------    --------------------------    --------------------------
                              BY          BY DOLLAR         BY          BY DOLLAR           BY         BY DOLLAR
                             NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF        AMOUNT OF
                              LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                           -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio .          45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........             893        131,270            934        142,682            946        161,218
60 to 89 days ........             216         33,636            216         35,031            186         26,348
90 days or more(2) ...             206         37,139            258         43,618            225         34,430

Foreclosures Pending .             251         41,335            279         44,333            268         42,461
----------------------     -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans           1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
======================     ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............           3.414%         3.591%         3.255%         3.291%         2.888%         2.877%


-----------------------
(1) The table relates only to the mortgage loans referred to above. (2) Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:45                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GB67    51,474,770.00   9,943,953.35     5.250000  %    601,286.95
A-2     76110GB75    44,121,230.00   8,523,388.31     2.817501  %    515,388.80
A-3     76110GB83             0.00           0.00     5.682501  %          0.00
A-4     76110GB91    50,000,000.00           0.00     6.750000  %          0.00
A-5     76110GC25    21,886,032.00           0.00     0.000000  %          0.00
A-6     76110GC33     4,052,968.00           0.00     0.000000  %          0.00
A-7     76110GC41     9,000,000.00   9,000,000.00     6.500000  %          0.00
A-8     76110GC58             0.00           0.00     0.250000  %          0.00
A-9     76110GC66    18,421,084.00           0.00     5.500000  %          0.00
A-10    76110GC74    71,334,216.00           0.00     0.000000  %          0.00
A-11    76110GC82             0.00           0.00     0.000000  %          0.00
A-12    76110GC90   135,744,700.00           0.00     6.000000  %          0.00
A-13    76110GD24             0.00           0.00     0.000000  %          0.00
A-14    76110GD32    15,750,000.00  12,540,911.20     6.500000  %  1,668,504.74
A-15    76110GD40             0.00           0.00     0.250000  %          0.00
A-16    76110GD57    28,500,000.00  28,500,000.00     6.750000  %          0.00
A-P     76110GD65     2,036,860.45     329,283.70     0.000000  %      6,076.72
A-V     76110GD73             0.00           0.00     0.359591  %          0.00
R-I     76110GD81           100.00           0.00     6.750000  %          0.00
R-II    76110GD99           100.00           0.00     6.750000  %          0.00
M-1     76110GE23    10,968,900.00  10,507,111.68     6.750000  %     17,636.20
M-2     76110GE31     5,245,800.00   5,024,952.95     6.750000  %      8,434.39
M-3     76110GE49     3,099,800.00   2,969,299.09     6.750000  %      4,983.97
B-1     76110GE56     1,907,600.00   1,827,290.45     6.750000  %      3,067.11
B-2     76110GE64     1,669,100.00   1,598,831.25     6.750000  %      2,683.64
B-3     76110GE72     1,669,111.26   1,359,294.84     6.750000  %        156.11

-------------------------------------------------------------------------------
                  476,882,371.71    92,124,316.82                  2,828,218.63
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        43,504.80    644,791.75            0.00       0.00      9,342,666.40
A-2        20,012.21    535,401.01            0.00       0.00      8,007,999.51
A-3        40,361.80     40,361.80            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        48,750.00     48,750.00            0.00       0.00      9,000,000.00
A-8         1,875.00      1,875.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13            0.00          0.00            0.00       0.00              0.00
A-14       67,929.94  1,736,434.68            0.00       0.00     10,872,406.46
A-15        2,612.69      2,612.69            0.00       0.00              0.00
A-16      160,312.50    160,312.50            0.00       0.00     28,500,000.00
A-P             0.00      6,076.72            0.00       0.00        323,206.98
A-V        27,605.90     27,605.90            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        59,102.50     76,738.70            0.00       0.00     10,489,475.48
M-2        28,265.36     36,699.75            0.00       0.00      5,016,518.56
M-3        16,702.31     21,686.28            0.00       0.00      2,964,315.12
B-1        10,278.51     13,345.62            0.00       0.00      1,824,223.34
B-2         8,993.43     11,677.07            0.00       0.00      1,596,147.61
B-3         7,646.03      7,802.14            0.00       0.00      1,306,844.79

-------------------------------------------------------------------------------
          543,952.98  3,372,171.61            0.00       0.00     89,243,804.25
===============================================================================





























Run:        04/25/05     17:48:45
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     193.181113   11.681197     0.845167    12.526364   0.000000  181.499915
A-2     193.181113   11.681197     0.453573    12.134770   0.000000  181.499915
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-14    796.248330  105.936809     4.313012   110.249821   0.000000  690.311521
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-16   1000.000000    0.000000     5.625000     5.625000   0.000000 1000.000000
A-P     161.662377    2.983376     0.000000     2.983376   0.000000  158.679002
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     957.900216    1.607837     5.388188     6.996025   0.000000  956.292379
M-2     957.900216    1.607837     5.388189     6.996026   0.000000  956.292379
M-3     957.900215    1.607836     5.388190     6.996026   0.000000  956.292379
B-1     957.900216    1.607837     5.388189     6.996026   0.000000  956.292379
B-2     957.900216    1.607837     5.388191     6.996028   0.000000  956.292379
B-3     814.382407    0.093535     4.580899     4.674434   0.000000  782.958463

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:45                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7 (POOL #  4598)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4598
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       19,138.88
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,980.83

SUBSERVICER ADVANCES THIS MONTH                                       35,225.58
MASTER SERVICER ADVANCES THIS MONTH                                      744.73


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   2,473,498.72

 (B)  TWO MONTHLY PAYMENTS:                                   11   1,352,592.86

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     736,347.56


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        347,748.55

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      89,243,804.25

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          760

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 105,392.97

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,543,107.84

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         74.63176400 %    20.15508100 %    5.19452050 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            73.91209100 %    20.69646102 %    5.31622130 %

      BANKRUPTCY AMOUNT AVAILABLE                         147,635.00
      FRAUD AMOUNT AVAILABLE                            1,244,869.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,530,770.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.40869708
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              321.00

POOL TRADING FACTOR:                                                18.71400780

Run:        04/26/05     11:24:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GB67    51,474,770.00   9,342,666.40     5.250000  %    846,449.36
A-2     76110GB75    44,121,230.00   8,007,999.51     2.930001  %    725,528.00
A-3     76110GB83             0.00           0.00     5.569999  %          0.00
A-4     76110GB91    50,000,000.00           0.00     6.750000  %          0.00
A-5     76110GC25    21,886,032.00           0.00     0.000000  %          0.00
A-6     76110GC33     4,052,968.00           0.00     0.000000  %          0.00
A-7     76110GC41     9,000,000.00   9,000,000.00     6.500000  %          0.00
A-8     76110GC58             0.00           0.00     0.250000  %          0.00
A-9     76110GC66    18,421,084.00           0.00     5.500000  %          0.00
A-10    76110GC74    71,334,216.00           0.00     0.000000  %          0.00
A-11    76110GC82             0.00           0.00     0.000000  %          0.00
A-12    76110GC90   135,744,700.00           0.00     6.000000  %          0.00
A-13    76110GD24             0.00           0.00     0.000000  %          0.00
A-14    76110GD32    15,750,000.00  10,872,406.46     6.500000  %  2,348,803.33
A-15    76110GD40             0.00           0.00     0.250000  %          0.00
A-16    76110GD57    28,500,000.00  28,500,000.00     6.750000  %          0.00
A-P     76110GD65     2,036,860.45     323,206.98     0.000000  %     32,544.84
A-V     76110GD73             0.00           0.00     0.361650  %          0.00
R-I     76110GD81           100.00           0.00     6.750000  %          0.00
R-II    76110GD99           100.00           0.00     6.750000  %          0.00
M-1     76110GE23    10,968,900.00  10,489,475.48     6.750000  %     10,384.33
M-2     76110GE31     5,245,800.00   5,016,518.56     6.750000  %      4,966.23
M-3     76110GE49     3,099,800.00   2,964,315.12     6.750000  %      2,934.60
B-1     76110GE56     1,907,600.00   1,824,223.34     6.750000  %      1,805.93
B-2     76110GE64     1,669,100.00   1,596,147.61     6.750000  %      1,580.15
B-3     76110GE72     1,669,111.26   1,306,844.79     6.750000  %          0.00

-------------------------------------------------------------------------------
                  476,882,371.71    89,243,804.25                  3,974,996.77
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        40,874.17    887,323.53            0.00       0.00      8,496,217.04
A-2        19,552.87    745,080.87            0.00       0.00      7,282,471.51
A-3        37,170.46     37,170.46            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        48,750.00     48,750.00            0.00       0.00      9,000,000.00
A-8         1,875.00      1,875.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13            0.00          0.00            0.00       0.00              0.00
A-14       58,892.20  2,407,695.53            0.00       0.00      8,523,603.13
A-15        2,265.08      2,265.08            0.00       0.00              0.00
A-16      160,312.50    160,312.50            0.00       0.00     28,500,000.00
A-P             0.00     32,544.84            0.00       0.00        290,662.14
A-V        26,895.84     26,895.84            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        59,003.30     69,387.63            0.00       0.00     10,479,091.15
M-2        28,217.92     33,184.15            0.00       0.00      5,011,552.33
M-3        16,674.27     19,608.87            0.00       0.00      2,961,380.52
B-1        10,261.26     12,067.19            0.00       0.00      1,822,417.41
B-2         8,978.33     10,558.48            0.00       0.00      1,594,567.46
B-3         2,285.85      2,285.85            0.00       0.00      1,261,067.06

-------------------------------------------------------------------------------
          522,009.05  4,497,005.82            0.00       0.00     85,223,029.75
===============================================================================





























Run:        04/26/05     11:24:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     181.499915   16.443966     0.794062    17.238028   0.000000  165.055950
A-2     181.499915   16.443966     0.443162    16.887128   0.000000  165.055950
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-14    690.311521  149.130370     3.739187   152.869557   0.000000  541.181151
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-16   1000.000000    0.000000     5.625000     5.625000   0.000000 1000.000000
A-P     158.679000   15.977943     0.000000    15.977943   0.000000  142.701057
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     956.292379    0.946707     5.379145     6.325852   0.000000  955.345673
M-2     956.292379    0.946706     5.379145     6.325851   0.000000  955.345673
M-3     956.292379    0.946706     5.379144     6.325850   0.000000  955.345673
B-1     956.292381    0.946708     5.379147     6.325855   0.000000  955.345673
B-2     956.292381    0.946708     5.379144     6.325852   0.000000  955.345673
B-3     782.958465    0.000000     1.369501     1.369501   0.000000  755.532056

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7 (POOL #  4598)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4598
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       18,616.22
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,686.90

SUBSERVICER ADVANCES THIS MONTH                                       32,526.57
MASTER SERVICER ADVANCES THIS MONTH                                      744.75


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    24   2,714,523.70

 (B)  TWO MONTHLY PAYMENTS:                                    7     684,649.06

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          5     725,955.20


FORECLOSURES
  NUMBER OF LOANS                                                             4
  AGGREGATE PRINCIPAL BALANCE                                        302,855.14

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      85,223,029.75

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          731

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 105,299.90

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,887,900.21

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         73.91209100 %    20.77168800 %    5.29696800 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            72.76647700 %    21.65145273 %    5.50797310 %

      BANKRUPTCY AMOUNT AVAILABLE                         147,635.00
      FRAUD AMOUNT AVAILABLE                            1,244,869.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,530,770.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.41263623
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              319.80

POOL TRADING FACTOR:                                                17.87087022

Run:        04/07/05     11:14:54                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GB67    51,474,770.00   8,496,217.04     5.250000  %    726,734.49
A-2     76110GB75    44,121,230.00   7,282,471.51     3.050001  %    622,915.26
A-3     76110GB83             0.00           0.00     5.450000  %          0.00
A-4     76110GB91    50,000,000.00           0.00     6.750000  %          0.00
A-5     76110GC25    21,886,032.00           0.00     0.000000  %          0.00
A-6     76110GC33     4,052,968.00           0.00     0.000000  %          0.00
A-7     76110GC41     9,000,000.00   9,000,000.00     6.500000  %          0.00
A-8     76110GC58             0.00           0.00     0.250000  %          0.00
A-9     76110GC66    18,421,084.00           0.00     5.500000  %          0.00
A-10    76110GC74    71,334,216.00           0.00     0.000000  %          0.00
A-11    76110GC82             0.00           0.00     0.000000  %          0.00
A-12    76110GC90   135,744,700.00           0.00     6.000000  %          0.00
A-13    76110GD24             0.00           0.00     0.000000  %          0.00
A-14    76110GD32    15,750,000.00   8,523,603.13     6.500000  %  2,016,607.80
A-15    76110GD40             0.00           0.00     0.250000  %          0.00
A-16    76110GD57    28,500,000.00  28,500,000.00     6.750000  %          0.00
A-P     76110GD65     2,036,860.45     290,662.14     0.000000  %      7,086.81
A-V     76110GD73             0.00           0.00     0.363787  %          0.00
R-I     76110GD81           100.00           0.00     6.750000  %          0.00
R-II    76110GD99           100.00           0.00     6.750000  %          0.00
M-1     76110GE23    10,968,900.00  10,479,091.15     6.750000  %     10,538.27
M-2     76110GE31     5,245,800.00   5,011,552.33     6.750000  %      5,039.86
M-3     76110GE49     3,099,800.00   2,961,380.52     6.750000  %      2,978.11
B-1     76110GE56     1,907,600.00   1,822,417.41     6.750000  %      1,832.71
B-2     76110GE64     1,669,100.00   1,594,567.46     6.750000  %      1,603.57
B-3     76110GE72     1,669,111.26   1,261,067.06     6.750000  %          0.00

-------------------------------------------------------------------------------
                  476,882,371.71    85,223,029.75                  3,395,336.88
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        37,170.95    763,905.44            0.00       0.00      7,769,482.55
A-2        18,509.62    641,424.88            0.00       0.00      6,659,556.25
A-3        33,074.56     33,074.56            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        48,750.00     48,750.00            0.00       0.00      9,000,000.00
A-8         1,875.00      1,875.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13            0.00          0.00            0.00       0.00              0.00
A-14       46,169.52  2,062,777.32            0.00       0.00      6,506,995.33
A-15        1,775.75      1,775.75            0.00       0.00              0.00
A-16      160,312.50    160,312.50            0.00       0.00     28,500,000.00
A-P             0.00      7,086.81            0.00       0.00        283,575.33
A-V        25,835.82     25,835.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        58,944.89     69,483.16            0.00       0.00     10,468,552.88
M-2        28,189.98     33,229.84            0.00       0.00      5,006,512.47
M-3        16,657.77     19,635.88            0.00       0.00      2,958,402.41
B-1        10,251.10     12,083.81            0.00       0.00      1,820,584.70
B-2         8,969.44     10,573.01            0.00       0.00      1,592,963.89
B-3           751.44        751.44            0.00       0.00      1,259,798.87

-------------------------------------------------------------------------------
          497,238.34  3,892,575.22            0.00       0.00     81,826,424.68
===============================================================================





























Run:        04/07/05     11:14:54
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     165.055949   14.118266     0.722120    14.840386   0.000000  150.937684
A-2     165.055950   14.118266     0.419517    14.537783   0.000000  150.937684
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-14    541.181151  128.038590     2.931398   130.969988   0.000000  413.142561
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-16   1000.000000    0.000000     5.625000     5.625000   0.000000 1000.000000
A-P     142.701057    3.479281     0.000000     3.479281   0.000000  139.221776
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     955.345672    0.960741     5.373820     6.334561   0.000000  954.384932
M-2     955.345674    0.960742     5.373819     6.334561   0.000000  954.384932
M-3     955.345674    0.960743     5.373821     6.334564   0.000000  954.384932
B-1     955.345673    0.960741     5.373821     6.334562   0.000000  954.384932
B-2     955.345671    0.960739     5.373818     6.334557   0.000000  954.384932
B-3     755.532055    0.000000     0.450204     0.450204   0.000000  754.772257

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:54                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7 (POOL #  4598)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4598
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,718.96
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     3,947.24

SUBSERVICER ADVANCES THIS MONTH                                       36,916.03
MASTER SERVICER ADVANCES THIS MONTH                                      744.77


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    31   3,713,302.51

 (B)  TWO MONTHLY PAYMENTS:                                    3     301,903.56

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     759,735.12


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        499,383.10

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      81,826,424.68

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          711

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 105,206.23

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,310,836.78

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         72.76647700 %    21.72555000 %    5.48918750 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            71.66297800 %    22.52752437 %    5.73115550 %

      BANKRUPTCY AMOUNT AVAILABLE                         147,635.00
      FRAUD AMOUNT AVAILABLE                            1,244,869.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,530,770.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.41594685
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              318.50

POOL TRADING FACTOR:                                                17.15861804

Run:        04/25/05     11:59:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GB67    51,474,770.00   7,769,482.55     5.250000  %    796,810.42
A-2     76110GB75    44,121,230.00   6,659,556.25     3.250000  %    682,980.33
A-3     76110GB83             0.00           0.00     5.250000  %          0.00
A-4     76110GB91    50,000,000.00           0.00     6.750000  %          0.00
A-5     76110GC25    21,886,032.00           0.00     0.000000  %          0.00
A-6     76110GC33     4,052,968.00           0.00     0.000000  %          0.00
A-7     76110GC41     9,000,000.00   9,000,000.00     6.500000  %          0.00
A-8     76110GC58             0.00           0.00     0.250000  %          0.00
A-9     76110GC66    18,421,084.00           0.00     5.500000  %          0.00
A-10    76110GC74    71,334,216.00           0.00     0.000000  %          0.00
A-11    76110GC82             0.00           0.00     0.000000  %          0.00
A-12    76110GC90   135,744,700.00           0.00     6.000000  %          0.00
A-13    76110GD24             0.00           0.00     0.000000  %          0.00
A-14    76110GD32    15,750,000.00   6,506,995.33     6.500000  %  2,211,060.73
A-15    76110GD40             0.00           0.00     0.250000  %          0.00
A-16    76110GD57    28,500,000.00  28,500,000.00     6.750000  %          0.00
A-P     76110GD65     2,036,860.45     283,575.33     0.000000  %      8,065.90
A-V     76110GD73             0.00           0.00     0.367617  %          0.00
R-I     76110GD81           100.00           0.00     6.750000  %          0.00
R-II    76110GD99           100.00           0.00     6.750000  %          0.00
M-1     76110GE23    10,968,900.00  10,468,552.88     6.750000  %     18,144.85
M-2     76110GE31     5,245,800.00   5,006,512.47     6.750000  %      8,677.64
M-3     76110GE49     3,099,800.00   2,958,402.41     6.750000  %      5,127.71
B-1     76110GE56     1,907,600.00   1,820,584.70     6.750000  %      3,155.57
B-2     76110GE64     1,669,100.00   1,592,963.89     6.750000  %      2,761.04
B-3     76110GE72     1,669,111.26   1,259,798.87     6.750000  %      2,183.57

-------------------------------------------------------------------------------
                  476,882,371.71    81,826,424.68                  3,738,967.76
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        33,991.49    830,801.91            0.00       0.00      6,972,672.13
A-2        18,036.30    701,016.63            0.00       0.00      5,976,575.92
A-3        29,135.56     29,135.56            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7        48,750.00     48,750.00            0.00       0.00      9,000,000.00
A-8         1,875.00      1,875.00            0.00       0.00              0.00
A-9             0.00          0.00            0.00       0.00              0.00
A-10            0.00          0.00            0.00       0.00              0.00
A-11            0.00          0.00            0.00       0.00              0.00
A-12            0.00          0.00            0.00       0.00              0.00
A-13            0.00          0.00            0.00       0.00              0.00
A-14       35,246.22  2,246,306.95            0.00       0.00      4,295,934.60
A-15        1,355.62      1,355.62            0.00       0.00              0.00
A-16      160,312.50    160,312.50            0.00       0.00     28,500,000.00
A-P             0.00      8,065.90            0.00       0.00        275,509.43
A-V        25,067.29     25,067.29            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        58,885.61     77,030.46            0.00       0.00     10,450,408.03
M-2        28,161.63     36,839.27            0.00       0.00      4,997,834.83
M-3        16,641.01     21,768.72            0.00       0.00      2,953,274.70
B-1        10,240.79     13,396.36            0.00       0.00      1,817,429.13
B-2         8,960.42     11,721.46            0.00       0.00      1,590,202.85
B-3         7,086.37      9,269.94            0.00       0.00      1,226,204.54

-------------------------------------------------------------------------------
          483,745.81  4,222,713.57            0.00       0.00     78,056,046.16
===============================================================================





























Run:        04/25/05     11:59:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7(POOL # 4598) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4598
_______________________________________________________________________________
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     150.937684   15.479630     0.660352    16.139982   0.000000  135.458053
A-2     150.937684   15.479630     0.408790    15.888420   0.000000  135.458053
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7    1000.000000    0.000000     5.416667     5.416667   0.000000 1000.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-13      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-14    413.142560  140.384808     2.237855   142.622663   0.000000  272.757752
A-15      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-16   1000.000000    0.000000     5.625000     5.625000   0.000000 1000.000000
A-P     139.221777    3.959967     0.000000     3.959967   0.000000  135.261810
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     954.384932    1.654209     5.368415     7.022624   0.000000  952.730723
M-2     954.384932    1.654209     5.368415     7.022624   0.000000  952.730723
M-3     954.384933    1.654210     5.368414     7.022624   0.000000  952.730723
B-1     954.384933    1.654209     5.368416     7.022625   0.000000  952.730723
B-2     954.384932    1.654209     5.368414     7.022623   0.000000  952.730723
B-3     754.772254    1.308223     4.245595     5.553818   0.000000  734.645178

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS7 (POOL #  4598)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4598
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       17,048.51
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,902.15

SUBSERVICER ADVANCES THIS MONTH                                       32,135.23
MASTER SERVICER ADVANCES THIS MONTH                                      744.80


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    22   2,490,099.71

 (B)  TWO MONTHLY PAYMENTS:                                    7     654,579.11

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          3     281,991.21


FORECLOSURES
  NUMBER OF LOANS                                                             5
  AGGREGATE PRINCIPAL BALANCE                                        665,739.30

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      78,056,046.15

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          680

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                 105,111.96

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,524,884.33

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                       59,892.77

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         71.66297800 %    22.60586600 %    5.71129370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            70.38416700 %    23.57474976 %    5.95757850 %

      BANKRUPTCY AMOUNT AVAILABLE                         147,635.00
      FRAUD AMOUNT AVAILABLE                            1,244,869.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,530,770.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.41723848
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              317.30

POOL TRADING FACTOR:                                                16.36798732